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                ASSIGNMENT, BILL OF SALE AND ASSUMPTION AGREEMENT


    THIS ASSIGNMENT, BILL OF SALE AND ASSUMPTION AGREEMENT (this "ASSIGNMENT") is made effective the 31st day of May, 1998, by and between THE ELECTRONICS BOUTIQUE, INC., a Pennsylvania corporation having its principal office at 931 South Matlack Street, West Chester, PA (the "ASSIGNOR"), and ELECTRONICS BOUTIQUE OF AMERICA INC., a Pennsylvania corporation having its principal office at 931 South Matlack Street, West Chester, PA (the "ASSIGNEE").

    WHEREAS, Electronics Boutique Holdings Corp. ("EB HOLDINGS") was incorporated under the laws of the State of Delaware in March 1998 as a holding company for the operating activities of the Assignor;

    WHEREAS, in contemplation of an initial public offering of shares of Common Stock of EB Holdings, Assignor and Assignee have determined that it will be in their best interests for Assignor to transfer its business as a going concern to Assignee;

    NOW THEREFORE, in consideration of one hundred (100) shares of common stock of Assignee to be issued to Assignor and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

    1. ASSIGNMENT, SALE AND ASSUMPTION

         (a) Assignor, on behalf of itself, its agents, employees, representatives, directors, officers, insurers, predecessors, successors and assigns, or any of them, hereby assigns, sells, transfers, grants and sets over unto Assignee all of Assignor's right, title and interest in the following property owned by the Assignor (collectively the "ASSIGNED PROPERTY"):

              (i) Inventory;

              (ii) Prepaid expenses;

              (iii) Leaseholds and leasehold improvements, including all distribution centers leased by the Assignor and excluding the distribution center owned by the Assignor in West Chester, Pennsylvania; and

              (iv) Each of the items listed on Schedule A attached hereto, which, together with the property in Section 1(a)(i)-(iii) hereof constitute the transfer of a going concern from Assignor to Assignee; and

         (b) Assignee, on behalf of itself, its agents, employees, representatives, directors, officers, insurers, predecessors, successors and assigns, or any of them, hereby accepts the Assignment and, as part of the consideration therefor, assumes all of the liabilities and obligations

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of Assignor, to be performed and satisfied from and after the date hereof, including, without limitation, the following liabilities and obligations of the Assignor:

              (i) Accounts payable;

              (ii) Accrued expenses;

              (iii) Bank debt.

         By acceptance of this Assignment, Assignee assumes any and all liabilities and obligations relating to any of the items described in Section 1(a) and on Schedule A. Assignee also assumes all liability for any claims, demands, actions, debts, rights, judgments, contracts, covenants, agreements, bonds, and expenses, whether known or unknown, that may arise in the ordinary course of business or otherwise after the date of this Assignment regardless of whether they relate to actions occurring before or after the date of this Assignment. Because substantially all of the leasehold interests of Assignor (the "Leases") expressly require the consent of the landlord to assign, and because Assignor will not obtain such consents, Assignee expressly assumes the risk of any potential claims by such landlords (the "Landlord Claims").

         (c) Assignee acknowledges that Assignor is not assigning to it cash, receivables and intellectual property previously utilized by Assignor in conduct of its business.

    In furtherance of the foregoing, the parties hereto further agree as follows:

    2. REPRESENTATIONS AND WARRANTIES. Assignor represents and warrants that a true, complete and accurate list of Assigned Property is contained in
Section 1(a) of this Agreement and on Schedule A attached hereto; that Assignor has good title to the Property and, except for the Leases, the power and authority to assign and transfer the Assigned Property; that Assignor has made no prior assignment of the Assigned Property; that, to the best of Assignor's knowledge, the Assigned Property is free and clear of all liens (except bank liens), encumbrances and, except for Landlord Claims, any adverse claims. Assignor covenants that if any of the Assigned Property is not assignable, Assignor will cooperate to the extent reasonably requested by Assignee, at Assignee's expense, in any enforcement action taken by Assignee.

    3. INDEMNITY. Assignee shall indemnify, defend and hold Assignor harmless from and against any and all cost, liabilities, damage or expense, including, reasonable attorneys' fees, originating from any failure by Assignee to pay any liability assumed hereunder or any act or omission by Assignee, its employees or agents, occurring or arising after the date of this Assignment, and arising out of any right, title or interest of Assignee in the Assigned Property.

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    4. SUCCESSORS AND ASSIGNS. The rights, interests and benefits granted hereby and the burdens and obligations imposed hereby shall inure to the benefit of and be binding upon, as the case may be, the parties hereto and their respective successors and assigns.

    5. GOVERNING LAW. This Assignment shall be governed by the laws of the Commonwealth of Pennsylvania without regard to its choice of laws principles.

    6. COUNTERPARTS. This Assignment may be signed in any number of counterparts, each of which shall be an original, and all of which taken together shall constitute a single agreement.

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    IN WITNESS WHEREOF, Assignor and Assignee have caused this Assignment to be duly executed as of the day and year first above written.

WITNESS OR ATTEST:                        ASSIGNOR:

                                          THE ELECTRONICS BOUTIQUE, INC.


/s/ Marilyn Kirchner                      By: /s/ Joseph J. Firestone
-------------------------------------       ----------------------------
Marilyn Kirchner, Assistant Secretary       Joseph J. Firestone, President



                                           ASSIGNEE:

                                           ELECTRONICS BOUTIQUE OF
                                           AMERICA INC.


/s/ John R. Panichello                     By: /s/ Joseph J. Firestone
-------------------------------------       ----------------------------
John R. Panichello, Secretary               Joseph J. Firestone, President



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